Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
On May 12, 2016, Western Digital Corporation (“Western Digital” or “the Company”) completed its acquisition of SanDisk Corporation (“SanDisk”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated October 21, 2015 among Western Digital, SanDisk and Schrader Acquisition Corporation (“Merger Sub”). Merger Sub was a direct wholly owned subsidiary of Western Digital Technologies, Inc. (“WDT”), which is a direct wholly owned subsidiary of Western Digital. At the closing of the acquisition, Merger Sub merged with and into SanDisk with SanDisk continuing as the surviving corporation and a wholly owned subsidiary of WDT (the “Merger”). Each issued and outstanding share of SanDisk common stock received $67.50 per share in cash and 0.2387 shares of Western Digital common stock (“Merger Consideration”). All vested “in-the-money” SanDisk employee stock options also received the Merger Consideration, less the applicable option exercise price. In addition, the Company assumed all vested “out-of-the-money” SanDisk employee stock options, all unvested employee stock options and all unvested restricted unit awards (“RSUs”), which were converted to Western Digital equity awards in accordance with the Merger Agreement. The aggregate purchase price of the SanDisk acquisition was $15.6 billion, consisting of $13.8 billion in cash funded with existing cash and cash from new debt, 49 million newly issued shares of the Company’s common stock with a fair value of $1.8 billion and the fair value of stock options and RSUs assumed, which was less than $0.1 billion.
The Company entered into new debt facilities with a borrowing capacity of $18.1 billion to, among other things, pay part of the purchase price, settle existing debt of Western Digital and SanDisk, and pay transaction related fees and expenses (collectively, the “Financing Transactions”). The Financing Transactions consisted of the following new debt and debt settlements.
Notes

•	$1.875 billion aggregate principal amount of 7.375% senior secured notes due 2023.

•	$3.350 billion aggregate principal amount of 10.500% senior unsecured notes due 2024.
New Credit Agreement

•	$4.125 billion Term Loan A, interest, at the Company’s option, at an adjusted LIBOR rate, subject to a 0.00% floor, plus 2.00% or at a base rate plus 1.00%.

•
$3.75 billion U.S. Term Loan B, interest, at the Company’s option, at an adjusted LIBOR rate, subject to a 0.75% floor, plus 5.50% or at a base rate plus 4.50%. On August 17, 2016, the Company borrowed $3.0 billion under a new U.S. dollar-denominated U.S. Term Loan B-1 and used the proceeds of this new loan and cash of $750 million to prepay in full the U.S. Term Loan B previously outstanding under the New Credit Agreement. The U.S. Term Loan B-1 has an interest rate equal to, at the Company’s option, either an adjusted LIBOR rate, subject to a 0.75% floor, plus 3.75% or at a base rate plus 2.75%.

•
€885 million Euro Term Loan B (approximately $1.0 billion, based on the Euro exchange rate at the time of the Merger), interest at an adjusted EURIBOR rate, subject to a 0.75% floor, plus 5.25%. On September 22, 2016, the Company borrowed €885 million under a new Euro-denominated Euro Term Loan B-1 and used the proceeds of this new loan to prepay in full the Euro Term Loan B previously outstanding under the New Credit Agreement. The Euro Term Loan B-1 has an interest rate equal to an adjusted EURIBOR rate, subject to a 0.75% floor, plus 3.25%.

•
$1.0 billion revolving credit facility, which includes a $200 million sublimit for letters of credit, interest, at the Company’s option, at an adjusted LIBOR rate, subject to a 0.00% floor, plus 2.00% or at a base rate plus 1.00%. The revolving credit facility is initially subject to a 0.30% per annum commitment fee, subject to step-downs to 0.20% and 0.25% and a step-up to 0.35% based on the Company’s total leverage ratio.

•	$3.0 billion short-term senior secured bridge loan, interest at LIBOR plus 2.00%. This bridge loan was repaid in full on July 21, 2016.

Settlement of Existing Western Digital Debt
On May 12, 2016, pursuant to the terms of the New Credit Agreement, the Company repaid all outstanding loans, together with accrued interest and related fees, of approximately $2.2 billion and terminated all commitments under the Company’s previous credit agreement dated January 9, 2014, as amended.

Settlement of SanDisk Convertible Notes
In connection with the Merger, holders of $996 million principal amount of the SanDisk convertible senior notes due 2017 and $1.438 billion of the SanDisk convertible senior notes due 2020 exercised their right to settle those notes in exchange for an aggregate of $3.076 billion in cash and approximately 2.3 million shares of the Company’s common stock, which shares had an aggregate value of approximately $110 million on the date of settlement. In connection with the settlement of these notes, the Company also settled a related portion of its outstanding bond hedge agreements which provided the Company with $470 million of cash and 1.7 million shares of the Company’s common stock which had an aggregate value of $81 million on the date of settlement. The Company also terminated related warrant agreements which were issued in connection with these notes.
The unaudited pro forma condensed combined statement of income has been prepared using the acquisition method of accounting in accordance with ASC 805, “Business Combinations”, with Western Digital treated as the legal and accounting acquirer. The unaudited pro forma condensed combined statement of income for the year ended July 1, 2016 gives effect to the Merger and the Financing Transactions as if those events had occurred on July 4, 2015, the first day of Western Digital’s fiscal year ended July 1, 2016. The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of income to give effect to events that are (i) directly attributable to the Merger and the Financing Transactions, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statement of income does not reflect any non-recurring charges directly related to the Merger and the Financing Transactions that the combined company may have incurred upon completion of the Merger and the Financing Transactions. Further, because the tax rate used for this unaudited pro forma condensed combined statement of income is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to the completion of the Merger and the Financing Transactions.
The unaudited pro forma condensed combined statement of income has been prepared for informational purposes only and is not necessarily indicative of what the combined company’s condensed consolidated results of operations actually would have been had the Merger and the Financing Transactions been completed as of the date indicated nor does it purport to project the future operating results of the combined company. The fair value of SanDisk’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates of fair value. As of the date of filing of the Current Report on Form 8-K to which the following unaudited pro forma condensed combined statement of income is attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the SanDisk assets acquired and liabilities assumed and related allocation of purchase price. The purchase price allocation and related amortization included in the unaudited pro forma condensed combined statement of income are preliminary and have been made solely for purposes of preparing this unaudited pro forma condensed combined statement of income. Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Merger. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined statement of income and the combined company’s future results of operations. In addition, certain reclassifications have been made to SanDisk’s historical financial statements to conform to the presentation used in Western Digital’s historical financial statements. Such reclassifications had no effect on SanDisk’s previously reported results of operations.
The unaudited pro forma condensed combined statement of income does not include any adjustments for the anticipated benefits from cost savings or synergies of Western Digital and SanDisk operating as a combined company. However, charges may be recorded for severance, relocation or additional retention costs in subsequent periods related to employees of both companies, as well as the costs of vacating certain leased facilities of either company or other costs associated with integrating the companies. The ultimate recognition of such costs would affect amounts in the unaudited pro forma condensed combined statement of income, and such costs could be material.
The unaudited pro forma condensed combined statement of income should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined statement of income;

•
audited historical consolidated financial statements of Western Digital as of and for the fiscal years ended July 1, 2016, included in Western Digital’s Annual Report on Form 10-K for the fiscal year ended July 1, 2016;

•
audited historical consolidated financial statements of SanDisk as of and for the fiscal years ended January 3, 2016, included in SanDisk’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 and Western Digital's Form 8-K/A filed on July 25, 2016;

•
unaudited historical condensed consolidated financial statements of SanDisk as of and for the six months ended June 28, 2015, included in SanDisk’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2015; and

•
unaudited historical condensed consolidated financial statements of SanDisk as of and for the three months ended April 3, 2016, included in SanDisk’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2016 and Western Digital's Form 8-K/A filed on July 25, 2016.

Western Digital and SanDisk have different fiscal year ends which end on the Friday nearest to June 30 and the Sunday closest to December 31, respectively. For purposes of this pro forma condensed combined statement of income, SanDisk’s historical results have been aligned to more closely conform to the fiscal year of Western Digital and information for both companies was derived as follows:

•
Western Digital’s historical financial information for the fiscal year ended July 1, 2016 is derived from Western Digital’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 26, 2016.

•
SanDisk's historical financial information for the period from June 29, 2015 to May 11, 2016 is derived by adding the historical financial information for SanDisk for the year ended January 3, 2016 included in SanDisk’s Annual Report on Form 10-K filed with the SEC on February 12, 2016, the historical financial information for SanDisk for the three-month period ended April 3, 2016 included in SanDisk’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2016, and SanDisk's internal financial information for the period from April 4, 2016 to May 11, 2016 (the last day of operations before the Merger), and subtracting the historical financial information for SanDisk for the six month period ended June 28, 2015 included in SanDisk’s Quarterly Report on Form 10-Q filed with the SEC on July 31, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE FISCAL YEAR ENDED JULY 1, 2016
(in millions, except per share amounts)

	Western Digital Historical Fiscal Year Ended July 1, 2016	SanDisk Historical Period from June 29, 2015 to May 11, 2016	Pro Forma Adjustments	Note	Pro Forma Combined Company

Revenue, net	$12,994	$4,852	$0		$17,846
Cost of revenue	9,559	2,823	577	(a)	12,959
Amortization of acquisition-related intangible assets	—	99	(99)	(a)	—
Gross profit	3,435	1,930	(478)		4,887
Operating expenses
Research and development	1,627	798	(5)	(a)	2,420
Selling, general and administrative *	997	184	(22)	(a)(b)	1,159
Amortization of acquisition-related intangible assets	—	34	(34)	(a)	—
Employee terminations, asset impairment and other charges	345	3	—		348
Western Digital acquisition-related expenses	—	86	(86)	(b)	—
Total operating expenses	2,969	1,105	(147)		3,927
Operating income	466	825	(331)		960
Other income (expense)
Interest income	26	28	(23)	(d)	31
Interest expense	(266)	(111)	(585)	(c)	(962)
Other income (expense), net	(73)	4	53	(c)	(16)
Total other expense, net	(313)	(79)	(555)		(947)
Income before income taxes	153	746	(886)		13
Income tax provision	(89)	167	(130)	(e)	(52)
Net income	$242	$579	$(756)		$65

Income per common share:
Basic	$1.01				$0.23
Diluted	$1.00				$0.23
Weighted average shares outstanding:
Basic	239		44	5(f)	283
Diluted	242		44	5(f)	286

*
Line items related to “Sales and marketing” and “General and administrative” for SanDisk have been combined into the “Selling, general and administrative” line and the line item "Restructuring and other" for SanDisk has been combined into the "Employee terminations, asset impairment and other charges" line for presentation conformity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

1.	Basis of Presentation
The unaudited pro forma condensed combined statement of income is prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Merger and the Financing Transactions, (ii) factually supportable and (iii) expected to have a continuing impact on the operating results of the combined company. The historical financial information of Western Digital and SanDisk is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).
The acquisition accounting adjustments relating to the Merger are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined statement of income does not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Merger or to any future integration costs. The unaudited pro forma condensed combined statement of income does not purport to project the future operating results of the combined company following the Merger and the Financing Transactions.
The unaudited pro forma condensed combined statement of income for the fiscal year ended July 1, 2016 has not been adjusted for non-recurring transaction costs incurred after the date of these financial statements or estimated retention bonuses, and other items that are expected to have a one-time impact on the pro forma combined net income in the twelve months following the Merger. These other items include the expected impact on post-merger revenue and cost of revenue in the twelve months following the Merger resulting from purchase accounting adjustments to reflect deferred revenue and inventory at fair value. There were no material revenue transactions between the companies during the year.
Certain reclassifications have been made to SanDisk’s historical financial statements to conform to the presentation used in Western Digital’s historical consolidated financial statements. Such reclassifications had no effect on SanDisk’s previously reported financial position or results of operations.

2.	Pro Forma Adjustments

(a)
Represents adjustments to record incremental depreciation expense related to the fair value adjustment of property, plant and equipment (“PP&E”) and amortization expense related to identifiable intangible assets.

The adjustment for the incremental depreciation expense associated with the fair value adjustment of PP&E is as follows:

Pro Forma For The Fiscal Year Ended July 1, 2016
(in millions)
Cost of revenue	$26
Research and development	8
Selling, general and administrative	2
Total incremental depreciation expense	$36

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (cont’d)

The adjustment for the amortization of the identifiable intangible assets is as follows:

	Pro Forma For The Fiscal Year Ended July 1, 2016
	Reversal of SanDisk Historical Intangible Asset Amortization	Amortization of Purchased Identifiable Assets	Total Incremental Intangible Asset Amortization Expense
	(in millions)
Cost of revenue	$—	$551	$551
Amortization of acquisition-related intangible assets - Cost of revenue	(99)	—	(99)
Research and development	(13)	—	(13)
Selling, general and administrative		135	135
Amortization of acquisition-related intangible assets - Operating expenses	(34)	—	(34)
	$(146)	$686	$540
The table below indicates the estimated fair value of each of the identifiable intangible assets and estimated useful life of each:

	Approximate Fair Value	Estimated Useful Life
	(in millions)	(in years)
Developed technology	$1,360	2.5
In-process research and development	2,330	N/A
Customer relationships	475	7
Trade name and trademarks	610	7
Supply agreements	130	3
Backlog	50	1
Total	$4,955
Amortization of in-process research and development (“IPR&D”) has not been included in these pro forma financial statements as the timing of completion and placement in service cannot be reasonably estimated at this time.

(b)	Represents adjustment to eliminate non-recurring transaction costs and retention bonuses incurred by SanDisk and Western Digital.

Pro Forma For The Fiscal Year Ended July 1, 2016
(in millions)
SanDisk transaction costs and retention bonuses	$86
Western Digital transaction costs	159
Total transaction costs and retention bonuses	$245

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (cont’d)

(c)
To reverse the loss on settlement of the existing Western Digital debt and settlement of SanDisk convertible notes and related derivatives, which aggregated $53 million, as well as to reverse interest expense and amortization of deferred debt issuance costs associated with debt repaid, and to record estimated interest expense and amortization of debt issuance costs associated with the Financing Transactions. Estimated interest expense on the Term Loan A Facility was based on the average one month LIBOR rate for fiscal 2016, which was 0.43%, plus the applicable margin. Estimated interest expense on the U.S. Term Loan B Facility and the Euro Term Loan B Facility are based on the contractual floor rate, which was higher than the reference indices during fiscal 2016, plus the applicable margin. The pro forma condensed combined statement of income presents the interest expense related to the Euro Term Loan B Facility utilizing the average exchange rate in effect for fiscal 2016.

Pro Forma For The Fiscal Year Ended July 1, 2016
(in millions)
Reversal of SanDisk historical interest expense and amortization of deferred debt issuance costs	$(111)
Reversal of Western Digital historical interest expense and amortization of deferred debt issuance costs	(266)
Interest expense on new debt, inclusive of amortization of debt issuance costs and original issue discount	962
Total additional interest expense	$585

(d)	To reverse the interest income realized by SanDisk related to marketable securities which were sold to fund a portion of the estimated purchase price:

Pro Forma For The Fiscal Year Ended July 1, 2016
(in millions)
Reversal of applicable portion of SanDisk historical interest income	$(23)

(e)
Adjustments to the pro forma combined provision for income taxes reflect estimated income tax rates applicable for each tax jurisdiction. The estimated income tax rates are based on the applicable enacted statutory tax rates for the period and appropriately reflect certain basis differences that will not result in taxable or deductible amounts in future years when the related financial reporting asset or liability will be recovered or settled.

(f)	Pro forma adjustments of weighted average shares outstanding is comprised of the following for the fiscal year ended July 1, 2016:

(in millions)
Adjustment to weighted average shares outstanding for full year impact of shares issued as part of Merger Consideration - basic	44
Adjustment to weighted average shares outstanding for full year impact of shares issued as part of Merger Consideration - diluted	44

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (cont’d)

Summary of Certain Statements of Income Pro Forma Adjustments
The following provides a summary of statements of income pro forma adjustments where multiple adjustments have impacted a single financial statement line item:

	Pro Forma For The Fiscal Year Ended July 1, 2016
	Cost of Revenue	Research and Development	Selling, General and Administrative
	(in millions)
Incremental depreciation expense (Note (a))	$26	$8	$2
Additional intangible asset amortization expense (Note (a))	551	(13)	135
Transaction costs (Note (b))	—	—	(159)
Net adjustment	$577	$(5)	$(22)